EXHIBIT 11


                OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                (Amounts in thousands, except per-share amounts)

                                                                      Three Months Ended                Six Months Ended
                                                                                 June 30                         June 30
                                                            ----------------------------    ----------------------------
                                                                    2004            2003            2004            2003
========================================================    ============    ============    ============    ============
BASIC EARNINGS PER SHARE

Income after taxes                                          $    581,048    $    373,833    $  1,068,075    $    767,438
Effect of repurchase of Trust Preferred Securities                    --              (1)             --             (19)
                                                            ------------    ------------    ------------    ------------
Income from continuing operations                                581,048         373,832       1,068,075         767,419
Discontinued operations, net                                          --              --              --              --
Cumulative effect of changes in
   accounting principles, net                                         --              --              --         (68,430)
                                                            ------------    ------------    ------------    ------------

Earnings applicable to common stock                         $    581,048    $    373,832    $  1,068,075    $    698,989
                                                            ============    ============    ============    ============

Basic shares
   Weighted average common shares outstanding                    391,494         381,343         390,440         379,876
   Issued, unvested restricted stock                                 (34)           (167)            (34)           (167)
   Vested, unissued restricted stock                                 665             197             665             197
   Deferred shares                                                 1,803           1,191           1,695             972
                                                            ------------    ------------    ------------    ------------
     Basic shares outstanding                                    393,928         382,564         392,766         380,878
                                                            ============    ============    ============    ============

Basic earnings per share
   Income from continuing operations                        $       1.48    $       0.98    $       2.72    $       2.02
   Cumulative effect of changes in
     accounting principles, net                                       --              --              --           (0.18)
                                                            ------------    ------------    ------------    ------------
        Basic earnings per common share                     $       1.48    $       0.98    $       2.72    $       1.84
                                                            ============    ============    ============    ============

DILUTED EARNINGS PER SHARE
Earnings applicable to common stock                         $    581,048    $    373,832    $  1,068,075    $    698,989
                                                            ============    ============    ============    ============

Diluted shares
   Basic shares outstanding                                      393,928         382,564         392,766         380,878
   Dilutive effect of exercise of options outstanding              3,862           3,274           4,176           3,176
   Issued, unvested restricted stock                                  34             167              34             167
   Deferred, restricted stock                                      1,054             726           1,054             726
                                                            ------------    ------------    ------------    ------------
     Diluted shares                                              398,878         386,731         398,030         384,947
                                                            ============    ============    ============    ============

Diluted earnings per share
   Income from continuing operations                        $       1.46    $       0.97    $       2.68    $       1.99
   Cumulative effect of changes in
     accounting principles, net                                       --              --              --           (0.18)
                                                            ------------    ------------    ------------    ------------

     Diluted earnings per common share                      $       1.46    $       0.97    $       2.68    $       1.81
========================================================    ============    ============    ============    ============

There were no antidulutive options included in the computation of diluted earnings per share for all periods presented.